SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                           Connecticut Bancshares, Inc.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No Fee Required

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|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or
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

                  [LETTERHEAD OF CONNECTICUT BANCSHARES, INC.]

                                  April 2, 2001

Dear Stockholder:

      You are cordially invited to attend the annual meeting of stockholders of Connecticut Bancshares, Inc. The meeting will be held at The Colony, 51 Hartford Turnpike, Route 83, Vernon, Connecticut, on Monday, May 14, 2001, at 2:00 p.m., local time.

      The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company. Directors and officers of the Company, as well as a representative of Arthur Andersen LLP, the Company's independent auditors, will be present to respond to appropriate questions of stockholders. We are not asking stockholders to take any action at the meeting in connection with our pending acquisition of First Federal Savings and Loan Association of East Hartford.

      It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card promptly. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

      We look forward to seeing you at the meeting.

                                    Sincerely,


                                    /s/ Richard P. Meduski

                                    Richard P. Meduski
                                    President and Chief Executive Officer

                          CONNECTICUT BANCSHARES, INC.
                                 923 Main Street
                          Manchester, Connecticut 06040
                                 (860) 646-1700

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                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

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      Connecticut Bancshares, Inc. (the "Company") will hold its annual meeting of stockholders at The Colony, 51 Hartford Turnpike, Route 83, Vernon, Connecticut, on Monday, May 14, 2001, at 2:00 p.m., local time, for the following purposes:

      1.    To elect three (3) directors to serve for a term of three years;
      2. To ratify amendments to the Connecticut Bancshares, Inc. 2000 Stock-Based Incentive Plan;
      3. To ratify the appointment of Arthur Andersen LLP as independent auditors for the Company for the year ending December 31, 2001; and
      4. To transact any other business that may properly come before the meeting.

      Note: The Board of Directors is not aware of any other business to come before the meeting.

      Only stockholders of record at the close of business on March 22, 2001 are entitled to receive notice of the meeting and to vote at the meeting and any adjournment or postponement of the meeting.

      Please complete and sign the enclosed form of proxy, which is solicited by the Board of Directors, and mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

                                    BY ORDER OF THE BOARD OF DIRECTORS


                                    /s/ Carole L. Yungk

                                    Carole L. Yungk
                                    Corporate Secretary

Manchester, Connecticut
April 2, 2001

IMPORTANT: The prompt return of proxies will save the Company the expense of further requests for proxies in order to ensure a quorum. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States.

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                                 PROXY STATEMENT
                                       OF
                          CONNECTICUT BANCSHARES, INC.

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      This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Connecticut Bancshares, Inc. (the "Company") to be used at the annual meeting of stockholders of the Company. The Company is the holding company for The Savings Bank of Manchester (the "Bank"). The annual meeting will be held at The Colony, 51 Hartford Turnpike, Route 83, Vernon, Connecticut, on Monday, May 14, 2001 at 2:00 p.m., local time. This proxy statement and the enclosed proxy card are being first mailed to shareholders of record on or about April 2, 2001.

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                           VOTING AND PROXY PROCEDURE

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Who Can Vote at the Meeting

      You are entitled to vote your Company common stock if the records of the Company show that you held your shares as of the close of business on March 22, 2001. As of the close of business on that date, a total of 11,232,000 shares of Company common stock were outstanding. Each share of common stock has one vote. As provided in the Company's Certificate of Incorporation, recordholders of the Company's common stock who beneficially own, either directly or indirectly, in excess of 10% of the Company's outstanding shares, are not entitled to any vote in respect of the shares held in excess of the 10% limit. In addition, the Company's Certificate of Incorporation also provides that recordholders of the Company's common stock who beneficially own, either directly or indirectly, in excess of 5% of the Company's outstanding shares, are not entitled to any vote in respect of the shares held in excess of the 5% limit, unless the beneficial owner owns, holds or controls such shares in the ordinary course of business and not with the purpose or effect of changing or influencing the control of the Company.

Attending the Meeting

      If you are a beneficial owner of Company common stock held by a broker, bank or other nominee (i.e., in "street name"), you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from your bank or broker are examples of proof of ownership. If you want to vote your shares of Company common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Vote Required

      The annual meeting will be held only if there is a quorum. A majority of the outstanding shares of common stock entitled to vote and represented at the meeting constitutes a quorum. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

      In voting on the election of directors, you may vote in favor of all nominees, withhold votes as to all nominees or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Directors are elected by a plurality of the votes cast. This means that the nominees receiving the greatest number of votes will be elected. Votes that are withheld and broker non-votes will have no effect on the outcome of the election. In voting on the ratification of amendments to the Connecticut Bancshares, Inc. 2000 Stock-Based Incentive Plan (the "Incentive Plan") and the ratification of the appointment of Arthur Andersen LLP as independent auditors, you may vote in favor of the proposal, vote against the proposal or abstain from voting. These matters will be decided by the affirmative vote of a majority of the votes cast on each matter. Broker non-votes and abstentions will have no effect on the voting.

Voting by Proxy

      The Company's Board of Directors is sending you this proxy statement for the purpose of requesting that you allow your shares of Company common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. If you are a stockholder of record (i.e., do not hold your shares in street name), you may vote by proxy either by completing the enclosed proxy card and mailing it in the postage-prepaid envelope provided, by telephone or by Internet. Please see the enclosed proxy card for instructions for telephone and Internet proxy voting.

      All shares of Company common stock represented at the meeting by properly executed proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company's Board of Directors. The Board of Directors recommends a vote "FOR" each of the nominees, "FOR" ratification of amendments to the Incentive Plan and "FOR" ratification of Arthur Andersen LLP as independent auditors.

      If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their own best judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting in order to solicit additional proxies. If the annual meeting is postponed or adjourned, your Company common stock may be voted by the persons named in the proxy card on the new meeting date as well, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the meeting.

      You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy you must either advise the Corporate Secretary of the Company in writing before your common stock has been voted at the annual meeting, deliver another proxy that bears a later date, or attend the meeting and vote your shares in person. Attendance at the annual meeting will not in itself revoke your proxy.

      If your Company common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker or bank may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form that is provided by your broker, bank or other nominee and which accompanies this proxy statement. If you wish to change your voting instructions after you have returned your voting instruction form to your broker or bank, you must contact your broker or bank.

Participants in the Bank's ESOP and Savings Plan

      If you participate in the Bank's Employee Stock Ownership Plan (the "ESOP"), or if you hold shares of Company common stock through the Bank's Savings Plan, you will receive with this proxy statement a voting instruction form for each plan that reflects all shares you may vote under the plan. Under the terms of the ESOP, all shares held by the ESOP are voted by the ESOP trustee, but each participant in the ESOP may direct the trustee how to vote the shares of Company common stock allocated to the participant's plan account. Subject to the exercise of its fiduciary duties, the ESOP trustee will vote all unallocated shares of common stock held by the ESOP and allocated shares for which no timely voting instructions are received in the same proportion as shares for which it has received timely voting instructions. Under the terms of the Savings Plan, a participant is entitled to direct the trustee as to the shares credited to his or her account. The trustee will vote all shares for which no directions are given or for which timely instructions were not received in the same proportion as shares for which the trustee received timely voting instructions. The deadline for returning your voting instructions to each of the plan's trustees is May 7, 2001.

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                                 STOCK OWNERSHIP

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      The following table provides information as of March 22, 2001, about the persons known by the Company to be the beneficial owners of more than 5% of the Company's outstanding common stock. A person may be considered to own any shares of common stock over which the person has, directly or indirectly, sole or shared voting or investment power.

                                                                    Percent of
                                              Number of Shares     Common Stock
Name and Address                                  Owned             Outstanding
---------------                               ----------------     ------------
Wellington Management Company, LLP               1,111,900(1)          9.9%
75 State Street
Boston, MA 02109

The Savings Bank of Manchester                     898,560(2)          8.0%
Employee Stock Ownership Plan
923 Main Street
Manchester, CT  06040

SBM Charitable Foundation, Inc.
923 Main Street                                    832,000(3)          7.4%
Manchester, CT  06040

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(1)   Based on information disclosed in a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2001.
(2) Under the terms of the ESOP, the ESOP trustee will vote shares allocated to participants' accounts in the manner directed by the participants. As of March 22, 2001, 59,904 shares had been allocated under the ESOP and 838,656 shares remain unallocated. The ESOP trustee, subject to its fiduciary responsibilities, will vote unallocated shares and allocated shares for which no timely voting instructions are received in the same proportion as shares for which the trustee has received timely voting instructions from participants.
(3) SBM Charitable Foundation, Inc. was established and funded in connection with the Bank's conversion to the stock holding company form of organization on March 1, 2000. The terms of the gift instrument require that all shares of common stock held by the SBM Charitable Foundation, Inc. must be voted in the same ratio as all other shares of the Company's common stock on all proposals considered by stockholders of the Company.

      The following table provides information as of March 22, 2001 about the shares of Company common stock that may be considered to be owned by each director or nominee for director of the Company, by the executive officers named in the Summary Compensation Table and by all directors and executive officers of the Company as a group. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, each of the named individuals has sole voting and investment power with respect to the shares shown.

                                                                    Percent of
                                                                      Common
                                                       Number of       Stock
                                                     Shares Owned   Outstanding
Name                                                 (1)(2)(3)(4)       (5)
-----                                               --------------  -----------

Richard P. Meduski ...............................   132,659(6)        1.2%
A. Paul Berte ....................................    14,323             *
Timothy J. Devanney ..............................    18,882(7)(8)       *
M. Adler Dobkin ..................................    21,232             *
Sheila B. Flanagan ...............................    36,232(9)          *
John D. LaBelle, Jr. .............................    17,232(10)         *
Eric A. Marziali .................................    36,232             *
Jon L. Norris ....................................    13,732             *
William D. O'Neill ...............................    40,232(8)          *
Laurence P. Rubinow ..............................    36,232(11)         *
John G. Sommers ..................................    36,232(12)         *
Thomas E. Toomey .................................    14,232(13)         *
Gregory S. Wolff .................................    31,232(14)         *
Charles L. Pike ..................................    90,647             *
Douglas K. Anderson ..............................    78,800(15)         *
Roger A. Somerville ..............................    43,301(16)         *
All Directors and Executive Officers as a Group
  (17 persons) ...................................   659,559(8)        5.9%


----------
*Less than 1.0% of shares outstanding.
(1) Includes shares of unvested restricted stock awarded as follows: each of Messrs. Berte, Devanney, Dobkin, LaBelle, Marziali, Norris, O'Neill, Rubinow, Sommers, Toomey and Wolff and Ms. Flanagan, 11,232 shares; Mr. Meduski, 105,814 shares; Mr. Pike, 64,892 shares; Mr. Anderson, 51,413 shares; and Mr. Somerville, 31,449 shares. Each participant has voting but not investment power as to shares of unvested restricted stock.
(2) Includes shares held in trust by The Savings Bank of Manchester Savings Plan as to which each individual has investment power as follows: Mr. Meduski, 25,024 shares; Mr. Pike, 25,024 shares; Mr. Anderson, 16,056 shares; and Mr. Somerville, 10,824 shares.
(3) Includes shares held in a separate trust in which Guarantee Trust Company serves as a trustee as follows: Ms. Flanagan, 7,000 shares; Mr. LaBelle, 1,500 shares; and Mr. Anderson, 8,500 shares.
(4) Includes shares allocated to the account of individuals under the ESOP as of December 31, 2000 as to which each individual has voting but not investment power as follows: Mr. Meduski, 731 shares; Mr. Anderson, 731 shares; Mr. Pike, 731 shares; and Mr. Somerville, 728 shares.
(5) Based on 11,232,000 shares of Company common stock outstanding and entitled to vote as of March 22, 2001.
(6)   Includes 1,090 shares held by Mr. Meduski's spouse.
(7) Includes 450 shares held by Mr. Devanney's children, 200 shares held by Mr. Devanney as custodian for his children under the Connecticut UGMA and 2,000 shares represents Mr. Devanney's beneficial interest of shares owned by Highland Park Market of Glastonbury, Inc. and by Highland Park Market, Inc.
(8) Includes 4,000 shares owned by the St. James School Foundation, Inc. Messrs. Devanney and O'Neill serve as trustees of the foundation and share voting control with others with respect to the shares owned by the foundation.
(9) Includes 18,000 shares held by Ms. Flanagan's spouse's individual retirement account.
(10) Includes 1,000 shares held by Mr. LaBelle's spouse, 1,500 shares held by Mr. LaBelle's spouse as custodian for their children and 1,000 shares held in a separate trust through the LaBelle, LaBelle, Naas & Horvath, P.C. Profit Sharing Plan.
(11) Includes 5,000 shares held by Mr. Rubinow's son and 7,500 shares held by Mr. Rubinow's spouse.
(12) Includes 10,000 shares representing Mr. Sommers' beneficial interest of shares owned by Allied Printing Services, Inc.
(13)  Includes 1,000 shares held by Mr. Toomey's spouse.
(14)  Includes 12,499 shares held by Mr. Wolff's individual retirement account.
(15) Includes 2,000 shares held by Mr. Anderson's children and 100 shares held by Mr. Anderson's spouse.
(16) Includes 300 shares held by Mr. Somerville's spouse's individual retirement account.

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                 INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

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      The three nominees for election as director were unanimously nominated by the Nominating Committee of the Board of Directors. None of the nominees were nominated according to any agreement or understanding between any of them and the Company.

      Certain amendments to the Connecticut Bancshares, Inc. 2000 Stock-Based Incentive Plan are being presented to stockholders for ratification. See Proposal 2 for more information. Directors, officers and employees of the Company and the Bank were granted stock awards and options under the Incentive Plan.

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                       PROPOSAL 1 -- ELECTION OF DIRECTORS

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      The Company's Board of Directors consists of thirteen members, twelve of whom are not employees of the Company or the Bank. The Board is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year. The nominees for election this year are Richard
P. Meduski, John G. Sommers and Thomas E. Toomey, each of whom is a director of the Company and the Bank.

      It is intended that the proxies solicited by the Board of Directors will be voted for the election of the nominees named above. If any nominee is unable to serve, the persons named in the proxy card would vote your shares to approve the election of any substitute proposed by the Board of Directors. Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.

      The Board of Directors recommends a vote "FOR" the election of all of the nominees.

      Information regarding each nominee, as well as each director continuing in office and each executive officer who is not a director, is provided below. Unless otherwise stated, each individual has held his or her current occupation for the last five years. The age indicated in each individual's biography is as of December 31, 2000. The indicated period for service as a director includes service as a director of the Bank. There are no family relationships among the directors except that Mr. Toomey's niece is married to Mr. Devanney.

Nominees for Election as Directors

      Richard P. Meduski has served as the President and Treasurer of the Bank since 1988 and the President and Chief Executive Officer of the Company since its formation in 1999. Mr. Meduski is 55 years old and has been a director since 1983.

      John G. Sommers is the President of Allied Printing Services Inc., a commercial printing company, located in Manchester, Connecticut. Mr. Sommers is 45 years old and has been a director since 1993.

      Thomas E. Toomey is retired. Prior to his retirement, Mr. Toomey was the Executive Vice President of Marketing Specialists, Inc., a marketing firm. Until 1997, he was the President of Toomey DeLong Food Brokers, a wholesale grocer, which no longer operates. Mr. Toomey is 67 years old and has been a director since 1981.

Directors Continuing in Office

      The following directors have a term ending in 2002:

      Timothy J. Devanney is the President of Highland Park Market of Manchester and Highland Park Market of Glastonbury, and a Member of Highland Park Market of Farmington L.L.C., all of which are retail grocery businesses. Mr. Devanney is 48 years old and has been a director since 1999.

      M. Adler Dobkin is Vice President of Rayco, Inc., a metal finishing facility. He was previously its President. Mr. Dobkin is 69 years old and has been a director since 1976.

      Sheila B. Flanagan is a retired attorney and acted as a consultant between 1996 and 1999. Before 1996, she served as in-house counsel to the Massachusetts Mutual Life Insurance Company. Ms. Flanagan is 60 years old and has been a director since 1987.

      Eric A. Marziali has served as the President of United Abrasives, Inc. and SAIT Overseas Trading and Technical Corp., and Vice President of United Abrasives Canada, Inc., all related entities, which manufacture abrasive products, since 1982. Mr. Marziali is 42 years old and has been a director since 1999.

      William D. O'Neill is an Adjunct Professor at the College of Engineering at the University of Rhode Island. Before he became an Adjunct Professor, Mr. O'Neill was a consultant to Fuss & O'Neill Inc. and served as its President until June 1999. Fuss & O'Neill is a civil and environmental engineering firm with headquarters in Manchester, Connecticut and offices in Massachusetts, Rhode Island and Vermont. Mr. O'Neill is 62 years old and has been a director since 1998.

      The following directors have a term ending in 2003:

      A. Paul Berte is a self-employed attorney in Manchester, Connecticut. Mr. Berte is 59 years old and has been a director since 1993.

      John D. LaBelle, Jr. is a principal with the law firm of LaBelle, LaBelle, Naab & Horvath P.C., Manchester, Connecticut. Mr. LaBelle is 51 years old and has been a director since 1991.

      Jon L. Norris is the co-owner and operator of Independent Insurance Center, Inc., a full-service insurance agency in which he is also a principal financial partner. Mr. Norris also operates the Norris Corp. Insurance Agency. Mr. Norris is 59 years old and has been a director since 1996.

      Laurence P. Rubinow has served as Chairman of the Board of the Bank and the Company since 2000. He is the President and Chief Executive Officer of the law firm of Woodhouse, Rubinow & Macht, P.C., located in Manchester, Connecticut. Mr. Rubinow is the son of Eleanor S. Rubinow, a Director Emeritus. Mr. Rubinow is 56 years old and has been a director since 1996.

      Gregory S. Wolff is the Chairman of Wolff-Zackin & Associates Inc., an insurance agency located in Vernon, Connecticut. Mr. Wolff is 49 years old and has been a director since 1997.

Executive Officers Who Are Not Directors

      Charles L. Pike joined the Bank in 1983 and serves as the First Executive Vice President and Senior Loan Officer. Mr. Pike is also First Executive Vice President of the Company. Mr. Pike is 57 years of age.

      Douglas K. Anderson joined the Bank in 1987 and served full-time as Executive Vice President until 1995, at which time he changed his employment status to part-time in order to become President and Chief Executive Officer of Open Solutions, Inc., a computer software provider, located in Glastonbury, Connecticut and the Bank's primary computer software provider. In 1999, Mr. Anderson resigned as President and Chief Executive Officer of Open Solutions, Inc. and returned to full-time employment with the Bank. Mr. Anderson is now Executive Vice President of the Bank and the Company and a director of Open Solutions, Inc. Mr. Anderson is 50 years of age.

      Roger A. Somerville joined the Bank in 1984 as a commercial loan officer. He has been Senior Vice President of Commercial Lending since 1988. Mr. Somerville is 56 years of age.

      Michael J. Hartl joined the Bank in 2000 and has been Senior Vice President since 2000 and was appointed Chief Financial Officer of the Bank and Company in November 2000. Mr. Hartl is 59 years of age.

Meetings and Committees of the Board of Directors

      The Company and Bank conduct business through meetings of the Boards of Directors and through activities of their committees. The Board of Directors of the Company meets at least on a quarterly basis. The Board of Directors of the Bank generally meets on a monthly basis and may have additional meetings as needed. During 2000, the Board of Directors of the Company held 13 meetings and the Board of Directors of the Bank held 16 meetings. No director attended fewer than 75% of the total meetings of the Board of Directors and Committees on which such director served during 2000. The Board of Directors of the Company maintains the following committees, the nature and composition of which are described below:

      Audit Committee. The Audit Committee consists of Messrs. Norris, Berte, Devanney, LaBelle, O'Neill and Ms. Flanagan. The primary role of the Audit Committee is to assist the Board of Directors in its oversight of the integrity of the Company's processes and systems of internal control concerning accounting and financial reporting and to review compliance with applicable laws and regulations. The committee is also responsible for engaging the Company's independent auditor and its internal auditor and monitoring their conduct and independence. The Bank's Audit Committee met six times in 2000.

      Compensation Committee. The Compensation Committee consists of Messrs. Sommers, Berte, Dobkin, Marziali, Wolff and Ms. Flanagan. This committee is responsible for making recommendations to the full Board of Directors on all matters regarding compensation and fringe benefits. The Bank's Compensation Committee met 11 times in 2000.

      Nominating Committee. The Company's Nominating Committee, consisting of Messrs. Dobkin, LaBelle, Marziali and Sommers, considers and recommends the nominees for director to stand for election at the Company's Annual Meeting of Shareholders. The Company's Bylaws provide for shareholder nominations for directors. See "Stockholders Proposals." The Nominating Committee met five times in 2000 and also on February 26, 2001.

Directors' Compensation

      Fees. Non-employee directors of the Bank each receive an annual retainer of $15,000, $750 for each board meeting attended and $200 for each committee meeting attended. Non-employee directors of the Company receive an annual retainer of $15,000. The Chairman of the Board of the Company receives an annual retainer of $90,000 in lieu of these amounts. In 2000, Mr. Rubinow's retainer was prorated for the time he served as Chairman of the Board.

      Directors' Consultation Plan. The Bank maintains a post-retirement consultation program for incumbent non-employee directors to ensure the continued availability of its retired directors as consultants to management because of their significant knowledge of and involvement in the Bank's operations. A director who retires at age 70 with at least 10 years of service receives an annual benefit equal to 50% of the average cash board compensation (retainers and meeting fees) received by the director over the three years preceding retirement. The benefit increases by 5% for each additional year of service with a maximum benefit equal to 100% of final average board compensation payable after 20 years of service. The benefit is payable until the earlier to occur of the tenth anniversary of the director's retirement or the director's death. A director with at least 10 years of service may elect to retire before age 70 but after age 65 with a corresponding reduction in the benefit equal to 5% for each year the director's age is less than age 70. The plan provides that each married retired director is guaranteed at least five annual payments. If a retired director dies before the receipt of at least five annual payments, any remaining payments will be made to the retired director's surviving spouse to ensure that a minimum of five payments are made. The plan also provides that the surviving spouse of an active director with at least 10 years of service who dies before age 65 receives a benefit payable for five years equal to 50% of the benefit the director would have been eligible to receive had the director attained age 70 before his death, and that the surviving spouse of an active director with at least 10 years of service who dies after attaining age 65 receives a benefit payable for five years equal to 100% of what that director would have received. In the event of a change in control (as defined in the plan), each incumbent director will be deemed retired for purposes of the plan and will receive a lump sum benefit equal to the present value of the normal retirement benefit with each director assumed to have at least 10 years of service.

      Incentive Plan. Under the Connecticut Bancshares, Inc. 2000 Stock-Based Incentive Plan which was adopted by the Company's stockholders on October 2, 2000, each non-employee director of the Company or the Bank received non-statutory stock options to purchase 28,080 shares of common stock at an exercise price of $17.625, the fair market value of the common stock on December 15, 2000, the date the option was granted. Additionally, on January 2, 2001, non-employee directors were granted stock awards for 11,232 shares. Both the awards and options vest equally over a five-year period. The Board of Directors has amended the Incentive Plan to provide for acceleration of vesting of the options and stock awards upon a change in control of the Company or Bank or, at the discretion of the committee administering the Incentive Plan, upon an optionee's retirement. See Proposal 2 for more information.

--------------------------------------------------------------------------------

                             EXECUTIVE COMPENSATION

--------------------------------------------------------------------------------

      Summary Compensation Table. The following information is furnished for the chief executive officer and the four other highest paid executive officers of the Bank who received salary and bonus of $100,000 or more during the year ended December 31, 2000 ("Named Executive Officers").

                                                                               Long-Term
                                                 Annual Compensation(1)       Compensation
                                             ---------------------------- ----------------------
                                                                              Securities            All Other
                                                                              Underlying         Compensation(4)
Name and Position                   Year(2)     Salary        Bonus(3)       Options/SARs(#)           (5)
------------------------           --------- -------------  ------------- ---------------------- ----------------
Richard P. Meduski ...............  2000       $330,750        $125,000          224,640             $77,823
  Chief Executive Officer,          1999        294,000         110,000               --              41,135
  President and Treasurer

Charles L. Pike ..................  2000        220,329          50,700          112,320              24,893
  First Executive Vice              1999        195,848          37,300               --               4,800
  President

Douglas K. Anderson ..............  2000        180,000          46,800           89,856              20,144
   Executive Vice President         1999         73,302          15,200               --               3,199

Roger A. Somerville ..............  2000        140,437          25,300           25,000              18,329
   Senior Vice President            1999        124,883          27,500               --               4,339

Nicholas Mason ...................  2000(6)     138,275              --               --               4,708
   Senior Vice President and        1999        122,911          16,000               --               4,455
   Chief Financial Officer

----------
(1) Does not include the aggregate amount of perquisites and other personal benefits, which was less than 10% of the total annual salary and bonus reported.
(2) Information for the year ended December 31, 1998 has been omitted because the Company was neither a public company nor a subsidiary of a public company at the time.
(3)   Represents board awarded discretionary cash bonus.
(4) Consists of employer contributions to the Bank's 401(k) plan of $5,250, $5,250, $5,250 and $5,038 and ESOP allocations with a market value of $13,333, $13,333, $13,333 and $13,291, for Messrs. Meduski, Pike, Anderson
      and Somerville, respectively, and also includes employer contributions to the Bank's 401(k) plan of $4,708 for Mr. Mason. Also includes $36,335 paid to Mr. Meduski for premiums on an insurance policy in connection with an insurance-funded supplemental retirement program.
(5) Includes employer contributions under The Savings Bank of Manchester SERP for Messrs. Meduski, Pike and Anderson of $22,905, $6,310 and $1,561, respectively.
(6)   Mr. Mason resigned from the Company and Bank in December 2000.

      Employment Agreements. The Bank and the Company maintain three-year employment agreements with Messrs. Meduski, Pike, Anderson and Somerville. Under the employment agreements, the current salary levels for Messrs. Meduski, Pike, Anderson and Somerville are $350,000, $232,447, $192,600 and $147,459,
respectively. On the anniversary of the commencement date of the employment agreements, the term of the employment agreements may be extended for an additional year at the discretion of the Board of Directors. The agreements are terminable by the employers at any time, by each executive if he is assigned duties inconsistent with his initial position, duties, responsibilities and status, or upon the occurrence of certain events specified by applicable regulations. If any executive's employment is terminated without cause or upon the executive's voluntary termination following the occurrence of an event described in the preceding sentence, the Bank or the Company would be required to honor the terms of the agreement through the expiration of the current term, including payment of current cash compensation and continuation of employee benefits.

      The employment agreements also provide for a severance payment and other benefits in the event of involuntary termination of employment in connection with any change in control of the Bank or the Company. A severance payment also will be provided on a similar basis in connection with a voluntary termination of employment where, after a change in control, an executive is assigned duties inconsistent with his position, duties, responsibilities and status immediately before such change in control.

      Even though both the Bank and the Company employment agreements provide for a severance payment if a change in control occurs, the executive would only be entitled to receive a severance payment under one agreement. The executive would also be entitled to receive an additional tax indemnification payment if payments under the employment agreements or any other payments triggered liability under the Internal Revenue Code (the "Code") as an excise tax constituting "excess parachute payments." Under applicable law, the excise tax is triggered by change in control-related payments which equal or exceed three times the executive's average annual compensation over the five years preceding the change in control. The excise tax equals 20% of the amount of the payment in excess of one times the executive's average compensation over the preceding five-year period.

      Payments to the executive under the Bank's employment agreement are guaranteed by the Company if payments or benefits are not paid by the Bank. Payment under the Company's employment agreement will be made by the Company. The employment agreements also provide that the Bank and the Company will indemnify the executive to the fullest extent legally allowable.

      The employment agreements restrict each executive from competing against the Company or the Bank for a period of one year from the date of termination of the agreement if the executive is terminated without cause, except if such termination occurs after a change in control.

      Pension Plan. The Bank maintains a non-contributory pension plan for its employees. Generally, employees of the Bank begin participation in the pension plan once they reach age 21 and complete 1,000 hours of service in a consecutive 12-month period. A participant in the pension plan becomes vested in his or her accrued benefit under the pension plan upon the earlier of the: (i) attainment of the "normal retirement age" (as described in the pension plan) while employed at the Bank; or (ii) completion of five vesting years with the Bank. Participants are credited with vesting years for each plan year in which they complete at least 1,000 hours of service.

      A participant's accrued benefit under the pension plan is determined by multiplying 2% of the participant's annual compensation (defined as average annual compensation for the three consecutive calendar years that produce the highest average) by the number of years of service the participant has with the Bank up to thirty (30). However, pension benefits are reduced 1/15th for each of the first five years and 1/30th for each of the next five years, by which benefit commencement precedes normal retirement. Pension benefits are payable in equal monthly installments for life, or for married persons as a joint survivor annuity over the lives of the participant and spouse. If a participant dies while employed by the Bank, a death benefit will be payable to either his or her spouse or estate, or named beneficiary, equal to the entire amount of the participant's accrued benefit in the plan. If a participant is terminated from employment with a vested benefit and dies before starting to receive payments, the benefit will be payable on his or her behalf. Married participants in the pension plan may elect, with spousal consent where required by law, to receive their pension benefits in the form of a 50%, 75% or 100% joint and survivor annuity or a life only payment option.

      The following table indicates the annual retirement benefits that would be payable under the pension plan and the related supplemental executive retirement plan (see below) upon retirement at age 65 to a participant electing to receive his or her pension benefit in the standard form of benefit, assuming various specified levels of plan compensation and various specified years of credited service. Under the Code, maximum annual benefits under the pension plan are limited to $135,000 and annual compensation for calculation purposes is limited to $170,000 for the 2000 calendar year.

   Average                           Years of Service
   Annual       --------------------------------------------------------------
Compensation        5         10         15        20        25         30+
-------------   --------   -------   --------   --------  --------   ---------
  $ 25,000      $  2,500   $ 5,000   $  7,500   $ 10,000  $ 12,500   $ 15,000
    50,000         5,000    10,000     15,000     20,000    25,000     30,000
    75,000         7,500    15,000     22,500     30,000    37,500     45,000
   100,000        10,000    20,000     30,000     40,000    50,000     60,000
   125,000        12,500    25,000     37,500     50,000    62,500     75,000
   150,000        15,000    30,000     45,000     60,000    75,000     90,000
   175,000        17,500    35,000     52,500     70,000    87,500    105,000
   200,000        20,000    40,000     60,000     80,000   100,000    120,000
   250,000        25,000    50,000     75,000    100,000   125,000    150,000
   300,000        30,000    60,000     90,000    120,000   150,000    180,000
   350,000        35,000    70,000    105,000    140,000   175,000    210,000
   400,000        40,000    80,000    120,000    160,000   200,000    240,000
   450,000        45,000    90,000    135,000    180,000   225,000    270,000
   500,000        50,000   100,000    150,000    200,000   250,000    300,000
   550,000        55,000   110,000    165,000    220,000   275,000    330,000
   600,000        60,000   120,000    180,000    240,000   300,000    360,000
   650,000        65,000   130,000    195,000    260,000   325,000    390,000
   675,000        67,500   135,000    202,500    270,000   337,500    405,000

      At December 31, 2000, which is the date of the most recent pension plan statement, the pension plan's assets exceeded the benefit obligation by approximately $3.2 million. The pension plan benefits listed on the table above are not reduced for Social Security benefits or any other offset amount. As of January 1, 2001, Messrs. Meduski, Pike, Anderson and Somerville had 17, 17, 14 and 16 years of service with the Bank, respectively, for purposes of the pension plan.

      Supplemental Executive Retirement Plan. The Bank maintains individual supplemental executive retirement agreements with Messrs. Meduski and Pike to provide them with benefits that cannot be provided under the Bank's tax-qualified defined benefit pension plan (as described above) due to certain Code limitations. In addition, the Bank maintains a separate supplemental executive retirement plan through which Mr. Anderson is eligible to receive an "excess" benefit similar to those provided to Messrs. Meduski and Pike under their individual agreements. Mr. Meduski has also been designated as a participant under a separate provision of the supplemental executive retirement plan which provides him with a guaranteed retirement benefit equal to 60% of his final average cash compensation for the three years preceding retirement, reduced by the benefits payable to him under the pension plan and his individual supplemental agreement. The benefits available under these arrangements are reflected in the pension plan table based on their years of service and levels of compensation.

      The Bank's supplemental executive retirement plan also provides Messrs. Meduski, Pike and Anderson with a supplemental retirement benefit determined by reference to the participant's average annual benefits under the Bank's ESOP and a related ESOP excess benefit provision of the supplemental plan. At retirement, the plan provides that a participant is entitled to receive a supplemental benefit equal to the average annual benefits the participant would have received with respect to the ESOP (including excess benefits) had the participant remained employed through the repayment of any ESOP loan outstanding as of his retirement, reduced by benefits actually accrued under the ESOP (including excess benefits) through the date of retirement. In the event of a change in control of the Company or the Bank (as defined in the plan), these benefits would be available to the participant on the same basis as if the participant had retired on the effective date of the change in control.

      Incentive Plan. The Company's stockholders adopted the Incentive Plan on October 2, 2000. It provides discretionary awards of options to purchase common stock and awards of restricted common stock to officers, directors and employees as determined by a committee of the Board of Directors. The following table lists all grants of options under the Incentive Plan to the current Named Executive Officers for fiscal year 2000 and contains certain information about potential value of those options based upon certain assumptions as to the appreciation of the Company's stock over the life of the option.

Option Grants in Last Fiscal Year

      The following table lists all grants of options to the Named Executive Officers for fiscal year 2000 and contains certain information about potential value of those options based upon certain assumptions as to the appreciation of the Company's stock over the life of the option.

                                                                                                   Potential Realizable Value at
                                    Number of       % of Total                                        Assumed Annual Rates of
                                    Securities       Options                                          Stock Price Appreciation
                                    Underlying     Granted to     Exercise or                              for Options (2)
                                 Options Granted  Employees in     Base Price   Expiration         -----------------------------
Name                                  (#)(1)       Fiscal Year     Per Share       Date                 5%               10%
----                             ---------------  ------------   ------------   ------------       ------------      -----------
Richard P. Meduski ...........       224,640          33.3%      $    17.625    Dec.15, 2010        $2,490,134        $7,337,866
Charles L. Pike ..............       112,320          16.7            17.625    Dec.15, 2010         1,245,067         3,668,933
Douglas K. Anderson ..........        89,856          13.3            17.625    Dec.15, 2010           996,054         2,935,146
Roger A. Somerville ..........        25,000           3.7            17.625    Dec.15, 2010           277,125           816,625

----------

(1) Options become exercisable in five equal annual installments commencing on December 15, 2001, the first anniversary of the date of grant; provided, however, options will be immediately exercisable if the optionee dies or becomes disabled. The Board of Directors has amended the Incentive Plan to provide for the acceleration of vesting of the options granted upon the change in control of the Company or Bank or, at the discretion of the committee administering the Incentive Plan, upon an optionee's retirement. See Proposal 2 for more information.

(2) The dollar gains under these columns result from calculations required by the Securities and Exchange Commission's rules and are not intended to forecast future price appreciation of Company common stock. It is important to note that options have value only if the stock price increases above the exercise price shown in the table during the effective option period. In order for the executive to realize the potential values set forth in the 5% and 10% columns in the table, the price per share of the Company's common stock would be approximately $28.71 and $50.29, respectively, as of the expiration date of the options.

Fiscal Year-End Option Values

      The following table provides certain information with respect to the number of shares of Company common stock represented by outstanding options held by those individuals as of December 31, 2000. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the year-end stock price.

                                                     Number of Securities Underlying             Value of Unexercised In-the-Money
                                               Unexercised Options at Fiscal Year-End(#)          Options at Fiscal Year-End($)(1)
                                               -----------------------------------------        -----------------------------------
Name                                               Exercisable         Unexercisable            Exercisable           Unexercisable
----                                               -----------         -------------            -----------           -------------
Richard P. Meduski ........................            --                 224,640                $    --                $140,400
Charles L. Pike ...........................            --                 112,320                     --                  70,200
Douglas K. Anderson .......................            --                  89,856                     --                  56,160
Roger A. Somerville .......................            --                  25,000                     --                  15,625

----------
(1) Value of unexercised in-the-money stock options equals the market value of shares covered by in-the-money options on December 31, 2000 less the option exercise price. Options are in-the-money if the market value of shares covered by the options is greater than the exercise price.

Committee Reports

      The reports of the Compensation and Audit Committees and the stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

             Compensation Committee Report on Executive Compensation

      Under rules established by the Securities and Exchange Commission, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and the other executive officers of the Company. The disclosure requirements for these executive officers include the use of a report explaining the rationale and considerations that led to fundamental compensation decisions affecting those individuals. In fulfillment of this requirement, the Compensation Committee has prepared the following report for inclusion in this proxy statement. Since the Company has no employees other than Bank employees who perform services for the Company without additional compensation, the Company's Compensation Committee evaluates the performance of each Named Executive Officer, including the Chief Executive Officer, and makes recommendations to the Board of Directors which reviews the recommendations and determines the compensation based on its report.

      Compensation Practices. The Company's executive compensation practices are intended to attract and retain qualified executives, to recognize and reward individual contributions and achievement and to offer a compensation package that is competitive in the financial industry and motivational to each individual executive. In furtherance of these objectives, the Company and the Bank maintain a compensation program for executive officers which consists of a base salary and a bonus. The salary levels are intended to be consistent and competitive with the practices of other comparable financial institutions and each executive's level of responsibility. In making its determinations, the Compensation Committee utilizes surveys of compensation paid to executive officers performing similar duties for depository institutions and their holding companies with particular focus on the level of compensation paid by institutions of comparable size and characteristics primarily in Connecticut. Salary increases are aimed at reflecting the overall performance of the Company and the performance of the individual executive officer.

      A Board awarded discretionary bonus is also provided to executive officers. Such bonuses are subject to limitations as a percentage of salary and budget constraints. In addition, the named executive officers participate in other benefit plans available to all employees including the 401(k) Plan.

      Long Term Incentive Compensation. The Company maintains the Incentive Plan under which executive officers received grants and awards of common stock and options to purchase common stock of the Company. The specific grants of options for the Named Executive Officers are reflected in the Summary Compensation Table. The Board believes that stock ownership is a significant incentive in building stockholder value and in aligning the interests of employees with stockholders, since the value of this component of compensation increases as the common stock of the Company appreciates in value.

      Compensation of the Chief Executive Officer. During the fiscal year ended December 31, 2000, Mr. Meduski's base salary was $330,750. In addition, he received a performance bonus of $125,000 and other compensation totaling $77,823 as set forth in the Summary Compensation Table appearing earlier in this proxy statement. This resulted in total compensation of $533,573. The Board of Directors believes that Mr. Meduski's compensation is appropriate based upon his performance in managing the Company and the Company's financial performance during the 2000 fiscal year.

                             Compensation Committee

                                 John G. Sommers
                                  A. Paul Berte
                                 M. Adler Dobkin
                               Sheila B. Flanagan
                                Eric A. Marziali
                                Gregory S. Wolff

Compensation Committee Interlocks and Insider Participation

      No executive officer of the Company or the Bank serves or has served as a member of the compensation committee of another entity, one of whose executive officers serves on the Compensation Committee of the Company or the Bank. No executive officer of the Company or the Bank serves or has served as a director of another entity, one of whose executive officers serves on the Compensation Committee of the Company or the Bank.

Stock Performance Graph. The following graph compares the cumulative total stockholder return on the Company's common stock with the cumulative total return on the Nasdaq Index and with the SNL $1 Billion to $5 Billion Asset Thrift Index. The graph assumes that $100 was invested at the close of business on March 2, 2000, the initial day of trading of the Company's common stock. Total return assumes the reinvestment of all dividends.

                            [LINE GRAPH APPEARS HERE]

                                                                                            Period Ended
                                                                 -------------------------------------------------------------------
                                                                 3/02/00        3/31/00        6/30/00        9/30/00       12/31/00
                                                                 -------        -------        -------        -------       --------
Connecticut Bancshares, Inc. ............................        $100.00        $100.55        $142.68        $184.68        $178.05
The Nasdaq Index (U.S. Companies) .......................         100.00          96.87          84.23          77.51          51.94
SNL $1 B to $5 B Asset Thrift Index .....................         100.00         102.63         104.43         124.57         135.47

                             Audit Committee Report

      The Audit Committee of the Board of Directors is responsible for assisting the Board of Directors in fulfilling its responsibility to the stockholders relating to corporate accounting, reporting practices and the quality and integrity of the financial reports of the Company. Additionally, the Audit Committee selects the auditors and reviews their independence and their annual audit. The Audit Committee is comprised of six directors, each of whom is independent under National Association of Securities Dealer's listing standards. The Audit Committee acts under a written charter adopted by the Board of Directors, a copy of which is attached to this proxy statement as Appendix A.

      The Audit Committee reviewed and discussed the annual financial statements with management and the independent accountants. As part of this process, management represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee also received and reviewed written disclosures and a letter from the accountants concerning their independence as required under applicable standards for auditors of public companies. The Audit Committee discussed with the accountants the contents of such materials, the accountant's independence and the additional matters required under Statement on Auditing Standards No. 61. Based on such review and discussions, the Audit Committee recommended that the Board of Directors include the Company's audited consolidated financial statements for the year ended December 31, 2000 in the Company's Form 10-K filing with the Securities and Exchange Commission.

                                 Audit Committee

                                  Jon L. Norris
                                  A. Paul Berte
                               Timothy J. Devanney
                               Sheila B. Flanagan
                              John D. LaBelle, Jr.
                               William D. O'Neill

--------------------------------------------------------------------------------

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

--------------------------------------------------------------------------------

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than 10% of any registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

      Based solely on its review of the copies of the reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that during the year ended 2000, each of its executive officers and directors has complied with applicable reporting requirements for transactions in Company common stock, except for A. Paul Berte and Thomas E. Toomey who each filed a Form 4 late due to administrative error.

--------------------------------------------------------------------------------

                          TRANSACTIONS WITH MANAGEMENT

--------------------------------------------------------------------------------

      Loans and Extensions of Credit. Federal regulations require that all loans or extensions of credit to executive officers and directors must generally be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, unless the loan or extension of credit is made under a benefit program generally available to all other employees and does not give preference to any insider over any other employee, and must not involve more than the normal risk of repayment or present other unfavorable features. In addition, loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to the person and his or her related interests, are in excess of the greater of $25,000 or 5% of the Bank's capital and surplus, up to a maximum of $500,000, must be approved in advance by a majority of the disinterested members of the Board of Directors.

      The Bank offers full-time employees of the Bank who satisfy certain criteria and the general underwriting standards of the Bank, mortgage loans with interest rates which may be up to 1% below the rates offered to the Bank's other customers ("the Employee Mortgage Rate Program" or "EMR"). The EMR is limited to the purchase, construction or refinance of an employee's owner-occupied primary residence. The EMR normally ceases upon termination of employment or if the property is no longer the employee's primary residence. Upon termination of the EMR, the interest rate reverts to the contract rate in effect at the time that the loan was extended. All other terms and conditions contained in the original mortgage and note continue to remain in effect. With the exception of EMR loans, the Bank's policy provides that all loans made by the Bank to its executive officers and directors be made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features. The aggregate amount of loans by the Bank to its executive officers and directors was approximately $4.6 million at December 31, 2000, all of which were performing according to their original terms at December 31, 2000.

      Other Transactions. Mr. Anderson, the Bank's Executive Vice President, is a director and a significant shareholder of Open Solutions, Inc., the Bank's computer software provider. For the year ended December 31, 2000, the Bank paid fees of $272,000 to Open Solutions, Inc.

      In addition, the Bank uses the services of the law firms of LaBelle, LaBelle, Naab & Horvath, P.C. and Woodhouse, Rubinow & Macht, P.C. Messrs. LaBelle and Rubinow, directors of the Company and the Bank, are partners of each of their respective firms. Both law firms are used for a variety of legal work in the ordinary course of the Bank's business. No payments were made by the Bank to Mr. LaBelle's law firm in the year ended December 31, 2000. Total payments by the Bank to Mr. Rubinow's law firm totalled $30,000 for the year ended December 31, 2000.

--------------------------------------------------------------------------------

           PROPOSAL 2 -- RATIFICATION OF AMENDMENTS TO THE CONNECTICUT
                BANCSHARES, INC. 2000 STOCK-BASED INCENTIVE PLAN

--------------------------------------------------------------------------------

      The Board of Directors of the Company is presenting certain amendments to the Connecticut Bancshares, Inc. 2000 Stock-Based Incentive Plan to stockholders for ratification. Stockholders originally approved the Incentive Plan on October 2, 2000. The Board of Directors of the Company approved the amendments to the Incentive Plan on March 26, 2001. The Incentive Plan was amended primarily in two respects. First, the amendments clarify that the Company may accelerate or modify the vesting of restricted stock awards and stock options upon a participant's retirement at the discretion of the Incentive Plan Committee. Second, the amendments provide for accelerated vesting of outstanding restricted stock awards and stock options upon a change in control of the Bank or the Company. Currently, upon retirement or a change in control, the Incentive Plan only allows participants to exercise those stock options or receive those stock awards that have vested.

      For purposes of the Incentive Plan, a "change in control" of the Bank or the Company generally means an event or circumstance that results in a substantial change in ownership or control of the Bank or the Company. In the most typical circumstance, a change in control of the Bank or the Company will result from an acquisition or merger of the Bank or the Company with another entity in which the Bank or the Company is not the surviving entity. Other circumstances involving a change in control may result from a sale of substantially all the assets of the Bank or the Company, a change in the composition of the Board of Directors following a contested election of Board members or an offer by a third party to purchase in excess of 20% of the Company's outstanding stock. The Company also amended the Incentive Plan for conforming changes. The amendments to the Incentive Plan do not increase the number of shares available for grant under the Incentive Plan, change the eligibility requirements for participation in the Incentive Plan, or otherwise alter the type of grants which may be made under the Incentive Plan. The following is a summary of all material terms of the Incentive Plan.

General

      The Incentive Plan authorizes the granting of options to purchase common stock and awards of common stock. Subject to certain adjustments to prevent dilution of the awards, the number of shares available for awards under the Incentive Plan is 1,572,480 shares, consisting of 1,123,200 shares reserved for options and 449,280 shares reserved for restricted stock awards. All employees and non-employee directors of the Company and its affiliates as well as other advisors or consultants to whom the administering committee grants eligibility, are eligible to receive awards under the Incentive Plan. The Incentive Plan is administered by a committee appointed by the Board of Directors (the "Committee"). Subject to the terms of the Incentive Plan, the Committee interprets the Incentive Plan and is authorized to make decisions and determinations thereunder. The Committee also determines to whom awards will be granted, the type and amount of awards that will be granted and the terms and conditions applicable to such awards, including conditions related to the awards vesting or becoming exercisable. Authorized but unissued shares or shares previously issued and reacquired by the Company may be used to satisfy awards under the Incentive Plan. If authorized but unissued shares are used to satisfy restricted stock awards and the exercise of stock options granted under the Incentive Plan, it will result in an increase in the number of shares outstanding and will have a dilutive effect on the holdings of existing stockholders. Any shares subject to an option that expires or otherwise terminates unexercised will again be available for issuance under the Incentive Plan.

      The Incentive Plan authorizes the grant of awards in the form of: (1) options to purchase the Company's common stock intended to qualify as incentive stock options under Section 422 of the Code (options which afford certain tax benefits to the recipients upon compliance with certain conditions and which do not result in tax deductions to the Company); (2) options that do not so qualify (options which do not afford the same income tax benefits to recipients, but which may provide tax deductions to the Company), referred to as "non-statutory stock options"; and (3) restricted stock awards, which provide a grant of common stock that vests over time.

Stock Options

      Subject to the terms of the Incentive Plan, the Committee has the authority to determine the amount of stock options granted to any individual and the date or dates on which each stock option will become exercisable and any other conditions applicable to an option. The exercise price of all options will be determined by the Committee but will be at least 100% of the fair market value of the underlying common stock at the time of grant (110% for a 10% owner with respect to incentive stock options). The exercise price of any option may be paid in cash, common stock, or any other form permitted by the Committee at its discretion. The term of options will be determined by the Committee, but in no event will an option be exercisable more than ten years from the date of grant (or five years from date of grant for a 10% owner with respect to incentive stock options). See "Payment" and "Method of Option Exercise."

      All options granted under the Incentive Plan to officers and employees may, at the discretion of the Committee, qualify as incentive stock options to the extent permitted under Section 422 of the Internal Revenue Code. Under certain circumstances, incentive stock options may be converted into non-statutory stock options. In order to qualify as incentive stock options under Section 422 of the Internal Revenue Code, the option must generally be granted only to an employee, must not be transferable (other than by will or the laws of descent and distribution), the exercise price must not be less than 100% of the fair market value of the common stock on the date of grant, the term of the option may not exceed ten years from the date of grant, and no more than $100,000 of options may become exercisable for the first time in any calendar year. Notwithstanding the foregoing requirements, incentive stock options granted to any person who is the beneficial owner of more than 10% of the outstanding voting stock of the Company may be exercised only for a period of five years from the date of grant and the exercise price must be at least equal to 110% of the fair market value of the underlying common stock on the date of grant. Each non-employee director of the Company or its affiliates, as well as employees, will be eligible to receive non-statutory stock options.

      Termination of Employment or Service. Unless the Committee determines otherwise, upon termination of an option holder's services for any reason other than death, disability, retirement, change in control or termination for cause, all then exercisable options will remain exercisable for three months following termination, or if sooner, the expiration of the term of the option. If an option holder dies or becomes disabled, all unexercisable options will become exercisable and remain exercisable for one year, or if sooner, the expiration of the term of the option. In the event of termination for cause, all exercisable and unexercisable options held by the option holder will be canceled. If an option holder retires, all unexercisable options will be canceled. However, the Incentive Plan, as amended, provides the Committee with the discretion to accelerate or modify the vesting of stock options upon retirement.

      Under generally accepted accounting principles, compensation expense is generally not recognized with respect to the award of stock options.

      Acceleration Upon a Change in Control. As amended, the Incentive Plan also now provides that in the event of a change in control of the Company or the Bank, stock options will immediately become fully vested and shall be exercisable for the term of the stock option, regardless of termination of employment or service; provided that incentive stock options not exercised within three months of an individual's termination of employment shall not be eligible for incentive treatment for tax purposes.

Restricted Stock Awards

      Subject to the terms of the Incentive Plan and applicable regulation, the Committee has the authority to determine the amounts of restricted stock awards granted to any individual and the dates on which stock awards granted will vest or any other conditions which must be satisfied prior to vesting.

      When dividends or other distributions are paid on the common stock underlying the stock awards, the Committee may elect to pay such dividends and other distributions to the stock award recipients as soon as practicable or pay the dividends and other cash distributions when the stock awards are distributed (i.e., vest) in accordance with the terms of the Incentive Plan. Stock award recipients are entitled to receive an amount equal to any accumulated cash and stock dividends paid on the common stock underlying the stock award plus earnings thereon minus any required tax withholding amounts. Stock award recipients may direct the voting of shares of common stock granted to them and held in the Incentive Plan Trust, regardless of vesting. Shares of common stock held by the Incentive Plan Trust which have not been allocated or for which voting has not been directed are voted by the Incentive Plan trustee in the same proportion as the awarded shares are voted in accordance with the directions given by all recipients of stock awards.

      Termination of Employment or Service. Unless the Committee determines otherwise, upon termination of the services of a holder of a stock award for any reason other than death, disability or retirement, all the holder's rights in unvested restricted stock awards will be canceled. If the holder of the stock award dies or becomes disabled, all unvested restricted stock awards held by such individual will become fully vested. If the holder of a stock award retires, all unvested restricted stock awards held by such individual will be canceled. However, the Incentive Plan, as amended, provides the Committee with the discretion to accelerate or modify the vesting of stock awards upon retirement.

      Acceleration Upon a Change in Control. As amended, the Incentive Plan now provides that all stock awards immediately vest in the event of a change in control of the Company or the Bank.

Federal Income Tax Treatment

      The following brief description of the material tax consequences of stock option grants and awards under the Incentive Plan is based on federal income tax laws currently in effect and does not purport to be a complete discussion of the federal income tax consequences.

      Stock Options. An option holder will generally not be deemed to have recognized taxable income upon grant or exercise of any incentive stock option, provided that shares transferred in connection with the exercise are not disposed of by the optionee for at least one year after the date the shares are transferred in connection with the exercise of the option and two years after the date of grant of the option. If these holding periods are satisfied, upon disposal of the shares, the aggregate difference between the per share option exercise price and the fair market value of the common stock is recognized as income taxable at capital gains rates. No compensation deduction may be taken by the Company as a result of the grant or exercise of incentive stock options, assuming these holding periods are met.

      In the case of the exercise of a non-statutory stock option, an option holder will be deemed to have received ordinary income upon exercise of the option in an amount equal to the aggregate amount by which the fair market value of the common stock exceeds the exercise price of the option on the date of exercise. If shares received through the exercise of an incentive stock option are disposed of before the satisfaction of the holding periods (a "disqualifying disposition"), the exercise of the option will essentially be treated as the exercise of a non-statutory stock option, in that the option holder will recognize ordinary income for the year in which the disqualifying disposition occurs. The amount of any ordinary income recognized by an optionee upon the exercise of a non-statutory stock option or due to a disqualifying disposition will be a deductible expense of the Company for federal income tax purposes.

      Restricted Stock Awards. A participant who has been awarded restricted stock under the Incentive Plan and does not make an election under Section 83(b) of the Code will not recognize taxable income at the time of the award. At the time any transfer or forfeiture restrictions applicable to the restricted stock award lapse, the recipient will recognize ordinary income and the Company will be entitled to a corresponding deduction equal to the excess of the fair market value of such stock at such time over the amount paid, if any. Any dividend paid to the recipient on the restricted stock at or prior to such time will be ordinary compensation income to the recipient and also deductible as such by the Company.

      A recipient of a restricted stock award who, with the permission of the Committee, makes an election under Section 83(b) of the Code will recognize ordinary income at the time of the award and the Company will be entitled to a corresponding deduction equal to the fair market value of such stock at such time over the amount paid, if any. Any dividends subsequently paid to the recipient on the restricted stock will be dividend income to the recipient and not deductible by the Company. If the recipient makes a Section 83(b) election, there are no federal income tax consequences either to the recipient or the Company at the time any transfer or forfeiture restrictions applicable to the restricted stock award lapse.

Payment

      Any shares of common stock tendered in payment of an obligation arising under the Incentive Plan or applied to any tax withholding amounts shall be valued at the fair market value of the common stock. The Committee may use treasury stock or authorized but unissued stock or may direct the market purchase of shares of common stock to satisfy its obligations under the Incentive Plan.

Method of Option Exercise

      The Committee has the sole discretion to determine the form of payment for the exercise of a stock option, including payment of cash, stock or other property, by surrender of all or part of the option being exercised, by the immediate sale through a broker of the number of shares being acquired to pay the purchase price, or through some combination of these methods. The Committee may indicate acceptable forms in each optionee's award agreement covering such options or may reserve its decision to the time of exercise. No stock option is to be considered exercised until payment in full is accepted by the Committee.

Amendment

      The Board of Directors may generally amend the Incentive Plan in any respect, at any time, subject to certain prohibitions established by law or the terms of the Incentive Plan itself.

Non-transferability

     Unless the Committee determines otherwise, awards under the plan will not be transferable by the recipient other than by will or the laws of intestate succession or pursuant to a domestic relations order. With the consent of the Committee, a recipient may permit transferability or assignment for valid estate planning purposes of a non-statutory stock option as permitted under the Internal Revenue Code or federal securities laws and a participant may designate a person or his or her estate as beneficiary of any award to which the recipient would then be entitled, if the participant dies.

Adjustments

     If there is any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares without receipt or payment of consideration by the Company, or if an extraordinary capital distribution is made, including the payment of an extraordinary dividend, the Committee may make such adjustments to previously granted awards, to prevent dilution, diminution or enlargement of the rights of the holder. All awards under the plan will be binding upon any successors or assigns of the Company.

Stockholder Vote

     Stockholders are being requested to ratify all amendments to the Incentive Plan. If stockholders fail to ratify Proposal 2, the Incentive Plan will remain in full force and effect at the discretion of the Company's Board of Directors. The affirmative vote of a majority of the votes cast by the stockholders at the annual meeting on this proposal is required to ratify the amendments to the Incentive Plan.

     The Board of Directors recommends that you vote "FOR" ratification of the amendments to the Connecticut Bancshares, Inc. 2000 Stock-Based Incentive Plan.

--------------------------------------------------------------------------------

                    PROPOSAL 3 -- RATIFICATION OF INDEPENDENT AUDITORS

--------------------------------------------------------------------------------

      The Board of Directors has appointed Arthur Andersen LLP to be its auditors for the 2001 fiscal year, subject to the ratification by stockholders. A representative of Arthur Andersen LLP is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

      If the ratification of the appointment of the auditors is not approved by a majority of the votes cast by stockholders at the annual meeting, the Board of Directors would consider other independent public accountants. The Board of Directors recommends that stockholders vote "FOR" the ratification of the appointment of independent auditors.

Audit Fees

      The aggregate fees the Company paid to Arthur Andersen LLP for the annual audit and for the review of the Company's quarterly reports on Forms 10-Q for 2000 totalled $148,570.

All Other Fees

      The aggregate fees the Company paid to Arthur Andersen LLP for all other non-audit services, including fees for tax-related services, during 2000 totalled $172,600. The Audit Committee has considered whether non-audit services provided by Arthur Andersen LLP are compatible with maintaining auditor independence.

--------------------------------------------------------------------------------

                                  MISCELLANEOUS

--------------------------------------------------------------------------------

      The Company will pay the cost of solicitation of proxies on behalf of its Board of Directors. In addition to soliciting proxies by mail, Georgeson Shareholder Communications Inc., a proxy solicitation firm, will assist the Company in soliciting proxies for the annual meeting and will be paid a fee of $6,500, plus out-of-pocket expenses. Proxies may also be solicited personally or by telephone by directors, officers and other employees of the Company and the Bank without any additional compensation. The Company will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy materials to, and obtain proxies from, the beneficial owners, and will reimburse those record holders for their reasonable expenses in doing so.

      The Company's Annual Report to Stockholders has been mailed to all persons who were stockholders as of the close of business on March 22, 2001. Any stockholder who has not received a copy of the Annual Report may obtain a copy by writing to the Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated in this proxy statement by reference.

      A copy of the Company's Form 10-K (without exhibits) for the fiscal year ended December 31, 2000, as filed with the Securities and Exchange Commission, will be furnished without charge to stockholders as of the close of business on March 22, 2001 upon written request to Carole L. Yungk, Corporate Secretary, Connecticut Bancshares, Inc., 923 Main Street, Manchester, Connecticut 06040.

--------------------------------------------------------------------------------

                              STOCKHOLDER PROPOSALS

--------------------------------------------------------------------------------

      To be considered for inclusion in the Company's proxy statement and form of proxy relating to the 2002 Annual Meeting of Stockholders, a stockholder proposal must be received by the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders not later than December 3, 2001. If such annual meeting is held on a date more than 30 calendar days from May 14, 2002, a stockholders proposal must be received by a reasonable time before the Company begins to print and mail its proxy materials for such annual meeting. Any such proposal will be subject to the proxy rules of the Securities and Exchange Commission.

      The Bylaws of the Company set forth the procedures by which a stockholder may properly bring business before a meeting of stockholders, including director nominations. Pursuant to the Bylaws, only business brought by or at the direction of the Board of Directors may be conducted at a special meeting. The Bylaws of the Company provide an advance notice procedure for a stockholder to properly bring business before an annual meeting. The stockholder must give written advance notice to the Corporate Secretary of the Company not less than ninety (90) days before the date originally fixed for such meeting; provided, however, that in the event that less than one hundred (100) days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the date on which the Company's notice to stockholders of the annual meeting date was mailed or such public disclosure was made. In order for a stockholder to bring business before the Company's 2002 Annual Meeting of Stockholders, the Company would have to receive notice of such business not later than February 13, 2002 assuming the 2002 Annual Meeting is held on May 14, 2002 and that the Company provides at least 100 days notice of the date of the meeting. The advance notice by stockholders must include certain information required by the Bylaws. In the case of nominations to the Board of Directors, certain information regarding the nominee must be provided. A copy of the Bylaws may be obtained from the Company. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement or the proxy relating to any Annual Meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

                                    BY ORDER OF THE BOARD OF DIRECTORS


                                    /s/ Carole L. Yungk

                                    Carole L. Yungk
                                    Corporate Secretary

Manchester, Connecticut
April 2, 2001

                                                                      APPENDIX A

                          Connecticut Bancshares, Inc.
                             Audit Committee Charter

STATEMENT OF POLICY

The Audit Committee of Connecticut Bancshares, Inc. (the "Corporation") which is composed solely of directors who are independent of management and free from any significant relationships that would interfere with the exercise of independent judgment, serves not only as the Audit Committee of the Corporation but also of The Savings Bank of Manchester (the "Bank") and subsidiaries.

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling the Board of Directors' oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any government body or the public including any certification, report, opinion, or review performed by the Corporation's independent accountants; the Corporation's system of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board of Directors have established; and the Corporation's auditing, accounting and financial reporting process. Consistent with this function, the Audit Committee should encourage continuous improvement of and should foster adherence to the Corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

* Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

* Review and appraise the audit efforts of the Corporation's independent accountants and internal auditing department.

* Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department and the Board of Directors.

The independent accountants are directly accountable to the Audit Committee and ultimately accountable to the Board of Directors.

COMPOSITION

1. The Audit Committee of the Corporation shall consist of three or more non-management members of the Corporation's Board of Directors (BOD), one member of which shall be designated a chairperson.

2. Each member shall be an independent director, free from any relationship that, in the opinion of the BOD, would interfere with the exercise of his or her independent judgment as a member of the Committee.

3. The members of the Corporation's Audit Committee shall constitute the members of The Savings Bank of Manchester's (the Bank) Audit Committee.

4. All members of the Committee shall have a working familiarity with basic finance and accounting practices (i.e. financial literacy) and at least one member of the Committee shall have accounting or related financial management expertise.

5. Committee members are encouraged to enhance their familiarity with finance and accounting by participating in educational programs conducted by the Chief Auditor, management or outside consultants.

MEETINGS

1. Meetings shall be held quarterly, or more frequently if necessary, or at the request of the Board of Directors, Chief Auditor or independent accountants or chairperson of the Audit Committee.

2. The Committee should meet with the independent accountants and management quarterly to review the Corporation's financial statements.

3.    Minutes will be kept for all meetings.

4. In meetings attended by the Chief Auditor and/or independent accountants or by regulatory examiners, a portion of the meeting will be reserved for the Committee to meet in closed session with these parties.

5. Report through its Chairman to the Board of Directors, at the Board's next regularly scheduled meeting following the meeting by the Audit Committee, matters reviewed by the Committee.

RESPONSIBILITIES

Responsibilities of the Committee shall include, but shall not be limited to, the following:

1. Review and update this charter, as conditions dictate but at least annually, and recommend any proposed changes to the Board of Directors for approval.

2. Review the regular internal audit reports to management prepared by the internal audit department and management's response(s).

3. Ensure appropriate management action has been taken to address recommendations made to or discussed with the Committee by the Corporation's independent accountants, regulators, internal audit department or others.

4. Review with management and the independent accountants the Form 10-Q and Form 10-K prior to its filing and/or prior to the release of earnings and recommend them to the Board of Directors for approval.

5. Review the qualifications and evaluate the performance of the independent accountants and make recommendations to the Board regarding selection, appointment and termination.

6. Review the independent accountants planned scope for the current audit, including coordination of their plan with that of the internal audit department, and any subsequent significant changes thereto. Approve the independent accountant's engagement letter.

7. Review and recommend to the Board of Directors for approval, fees to be paid to the independent accountants for audit and non-audit services.

8. On an annual basis, the Committee should review and discuss with the independent accountants all significant relationships the accountants have with the Corporation to determine the accountant's independence.

9.    Discuss with the independent accountants Statement on Auditing Standards
                                               -------------------------------
      No. 61: Communication With Audit Committees matters.
      -------------------------------------------

10. Retain independent counsel, accountants or others as appropriate for any matters related to the duties and responsibilities assigned to the Committee.

11.   Review appointment, performance and replacement of the Chief Internal
      Auditor.

12. Review, with the Corporation's counsel, any legal matter that could have a significant impact on the Corporation's financial statements.

13.   Oversee the internal audit program as follows:

      * Review with the Chief Auditor the planned scope for the current year including:

            a) the adequacy of staffing levels and the operating and staff budget of the internal audit department;

            b)    significant audit and business risks that the plan addresses.

      * Determine that the program adequately addresses areas of high risk or areas of special attention as determined by the Committee.

      *     Formally approve the internal audit program.

OTHER

Perform such other activities consistent with this Charter, the Corporation's by-laws and governing law, as the Committee or BOD deems necessary or appropriate.

                                 REVOCABLE PROXY
                          CONNECTICUT BANCSHARES, INC.
                         ANNUAL MEETING OF STOCKHOLDERS

                                  May 14, 2001
                              2:00 p.m., Local Time

                         -------------------------------

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                            PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL
---------------

   Please complete, date, sign and promptly mail this proxy in the enclosed postage-paid envelope.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
--------------------------------------------

   Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and proxy card available when you call.

TO VOTE BY INTERNET
-------------------

   Please access the web page at "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.

                                             ----------------------
            YOUR CONTROL NUMBER IS:
                                             ----------------------

Note: Your telephone/Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. If you vote by telephone or Internet, DO NOT mail your proxy.
                                                  -- ---

      The undersigned hereby appoints the official proxy committee of Connecticut Bancshares, Inc. (the "Company"), consisting of A. Paul Berte, Timothy J. Devanney, M. Adler Dobkin, Sheila B. Flanagan, John D. LaBelle, Jr., Eric A. Marziali, Jon L. Norris, William D. O'Neill and Gregory S. Wolff, with full power of substitution, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders, to be held on May 14, 2001, at 2:00 p.m. Local Time, at The Colony, 51 Hartford Turnpike, Route 83, Vernon, Connecticut, and at any and all adjournments or postponements of the meeting, with all of the powers the undersigned would possess if personally present at such meeting as follows:

      1. The election as directors of all nominees listed (unless the "For All Except" box is marked and the instructions below are complied with).

            Richard P. Meduski, John G. Sommers and Thomas E. Toomey

                                                            FOR ALL
            FOR               VOTE WITHHELD                 EXCEPT
            ---               -------------                 ------

            |_|                    |_|                        |_|

INSTRUCTION: To withhold your vote for any individual nominee, mark "FOR ALL EXCEPT" and write that nominee's name on the line provided below.

--------------------------------------------------------------------------------

      2. The ratification of amendments to the Connecticut Bancshares, Inc. 2000 Stock-Based Incentive Plan.

            FOR                     AGAINST                 ABSTAIN
            ---                     -------                 -------

            |_|                       |_|                     |_|

      3. The ratification of the appointment of Arthur Andersen LLP as independent auditors of Connecticut Bancshares, Inc. for the year ending December 31, 2001.

            FOR                     AGAINST                 ABSTAIN
            ---                     -------                 -------

            |_|                       |_|                     |_|

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.

      This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted "FOR" each of the proposals listed. If any other business is presented at the annual meeting, including whether or not to adjourn the meeting, this proxy will be voted by the persons named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the annual meeting. This proxy also confers discretionary authority on the Board of Directors to vote with respect to the election of any person as director where the nominees are unable to serve or for good cause will not serve and matters incident to the conduct of the annual meeting.

      The undersigned acknowledges receipt from the Company, before the execution of this proxy, of a Notice of Annual Meeting of Stockholders, a Proxy Statement dated April 2, 2001 and an Annual Report to Stockholders.

                                       Dated:___________________________

                                       _________________________________
                                       SIGNATURE OF SHAREHOLDER

                                       _________________________________
                                       SIGNATURE OF CO-HOLDER (IF ANY)

      Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

                     [Savings Bank of Manchester Letterhead]

Dear ESOP Participant:

      In connection with the Annual Meeting of Stockholders of Connecticut Bancshares, Inc. (the "Company"), the holding company for The Savings Bank of Manchester (the "Bank") you may direct the voting of the shares of Connecticut Bancshares, Inc. common stock (the "Common Stock") held by the Savings Bank of Manchester Employee Stock Ownership Plan (the "ESOP") Trust which are allocated to your account.

      On behalf of the Board of Directors, I am forwarding to you the attached yellow vote authorization form, provided for the purpose of conveying your voting instructions to Eastern Bank & Trust Company (the "ESOP Trustee"). Also enclosed is a Notice and Proxy Statement for the Company's Annual Meeting of Stockholders to be held on May 14, 2001 and a Connecticut Bancshares, Inc. Annual Report to Stockholders.

      As of the Record Date, March 22, 2001, the ESOP Trust held 898,560 shares of Common Stock, 59,904 shares of which have been allocated to participants' accounts in the ESOP. These allocated shares will be voted as directed by the participants; provided timely instructions from the participants are received by the ESOP Trustee. The unallocated shares in the ESOP Trust and the allocated shares for which no instructions are provided, or for which no timely instructions are received by the ESOP Trustee, will be voted by the ESOP Trustee in a manner calculated to most accurately reflect the instructions the ESOP Trustee has received from participants regarding the shares of Common Stock allocated to their accounts, so long as such vote is in accordance with the Employee Retirement Income Security Act of 1974, as amended.

      At this time, in order to direct the voting of the shares allocated to your account under the ESOP, please fill out and sign the enclosed yellow vote authorization form and return it in the enclosed postage-paid envelope no later than May 7, 2001. Your vote will not be revealed, directly or indirectly, to any officer, employee or director of the Company or the Bank. The votes will be tallied by the ESOP Trustee and the ESOP Trustee will use the voting instructions it receives to vote the shares of Common Stock in the ESOP Trust.

                                   Sincerely,

Name:______________________
Shares:____________________

                             VOTE AUTHORIZATION FORM
                             -----------------------

      I, the undersigned, understand that Eastern Bank & Trust Company, the ESOP Trustee, is the holder of record and custodian of all shares attributable to me of Connecticut Bancshares, Inc. (the "Company") common stock under the Savings Bank of Manchester Employee Stock Ownership Plan. I understand that my voting instructions are solicited on behalf of the Company's Board of Directors for the Annual Meeting of Stockholders to be held on May 14, 2001.

      Accordingly, you are to vote my shares as follows:

1. The election as directors of all nominees listed (unless the "For All Except" box is marked and the instructions below are complied with).

         Richard P. Meduski, John G. Sommers and Thomas E. Toomey

                                                            FOR ALL
            FOR               VOTE WITHHELD                 EXCEPT
            ---               -------------                 ------

            |_|                    |_|                        |_|

INSTRUCTION: To withhold your vote for any individual nominee, mark "FOR ALL EXCEPT" and write that nominee's name on the line provided below.

--------------------------------------------------------------------------------

2. The ratification of amendments to the Connecticut Bancshares, Inc. 2000 Stock-Based Incentive Plan.

            FOR                     AGAINST                 ABSTAIN
            ---                     -------                 -------

            |_|                       |_|                     |_|

3. The ratification of the appointment of Arthur Andersen LLP as independent auditors of Connecticut Bancshares, Inc. for the fiscal year ending December 31, 2001.

            FOR                     AGAINST                 ABSTAIN
            ---                     -------                 -------

            |_|                       |_|                     |_|

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.

      The ESOP Trustee is hereby authorized to vote any shares attributable to me in its trust capacity as indicated above.


         Date                                      Signature

Please date, sign and return this form in the enclosed postage-paid envelope by no later than May 7, 2001.

                     [Savings Bank of Manchester Letterhead]

Dear 401(k) Plan Participant:

      In connection with the Annual Meeting of Stockholders of Connecticut Bancshares, Inc. (the "Company") which is the parent holding company for The Savings Bank of Manchester (the "Bank"), you may vote the shares of Company common stock ("Common Stock") held in the Connecticut Bancshares, Inc. Stock Fund ("Employer Stock Fund") and credited to your account under The Savings Bank of Manchester 401(k) Plan.

      On behalf of the Board of Directors, I am forwarding to you the attached green vote authorization form, provided for the purpose of conveying your voting instructions to Eastern Bank & Trust Company (the "Employer Stock Fund Trustee"). Also enclosed is a Notice and Proxy Statement for the Company's Annual Meeting of Stockholders to be held on May 14, 2001 and the Connecticut Bancshares, Inc. Annual Report to Stockholders.

      Participants investing in the Employer Stock Fund are entitled to direct the Employer Stock Fund Trustee as to the voting of Common Stock credited to their accounts. The Employer Stock Fund Trustee will vote all shares of Common Stock for which no directions are given or for which timely instructions were not received in a manner calculated to most accurately reflect the instructions the Employer Stock Fund Trustee received from participants regarding shares of Common Stock in their 401(k) Plan accounts.

      At this time, in order to direct the voting of your shares of Common Stock held in the Employer Stock Fund, you must fill out and sign the enclosed green vote authorization form and return it to the Employer Stock Fund Trustee in the accompanying postage-paid envelope by May 7, 2001. Your vote will not be revealed, directly or indirectly, to any officer, employee or director of the Company. The votes will be tallied by the Employer Stock Fund Trustee and the Employer Stock Fund Trustee will use the voting instructions it receives to vote the shares of Connecticut Bancshares, Inc. common stock held in the Employer Stock Fund Trust.

                                   Sincerely,

Name:____________________
Shares:__________________

                             VOTE AUTHORIZATION FORM
                             -----------------------

      I understand that my voting instructions are solicited on behalf of the Company's Board of Directors for the Annual Meeting of Stockholders to be held on May 14, 2001.

      Accordingly, the Employer Stock Fund Trustee is to vote my shares of Common Stock as follows:

1. The election as directors of all nominees listed (unless the "For All Except" box is marked and the instructions below are complied with).

         Richard P. Meduski, John G. Sommers and Thomas E. Toomey

                                                            FOR ALL
            FOR               VOTE WITHHELD                 EXCEPT
            ---               -------------                 ------

            |_|                    |_|                        |_|

INSTRUCTION: To withhold your vote for any individual nominee, mark "FOR ALL EXCEPT" and write that nominee's name on the line provided below.

--------------------------------------------------------------------------------

2. The ratification of amendments to the Connecticut Bancshares, Inc. 2000 Stock-Based Incentive Plan.

            FOR                     AGAINST                 ABSTAIN
            ---                     -------                 -------

            |_|                       |_|                     |_|

3. The ratification of the appointment of Arthur Andersen LLP as independent auditors of Connecticut Bancshares, Inc. for the fiscal year ending December 31, 2001.

            FOR                     AGAINST                 ABSTAIN
            ---                     -------                 -------

            |_|                       |_|                     |_|

      The Employer Stock Fund Trustee is hereby authorized to vote any shares attributable to me in his or her trust capacity as indicated above.


         Date                                      Signature

      Please date, sign and return this form in the enclosed postage-paid envelope by no later than May 7, 2001.

                    [Connecticut Bancshares, Inc. Letterhead]

Dear Stock Award Recipient:

      The Connecticut Bancshares, Inc. 2000 Stock-Based Incentive Plan, (the "Incentive Plan") holds 449,280 shares of Connecticut Bancshares, Inc. common stock for the benefit of participants in the Incentive Plan. As a participant in the Incentive Plan, you may direct the voting of the shares of restricted Company common stock held in the Incentive Plan Trust that have been awarded to you.

      On behalf of the Board of Directors, please find enclosed a blue voting authorization form provided for the purpose of conveying your voting instructions to Eastern Bank and Trust Company, the trustee for the Incentive Plan (the "Incentive Plan Trustee"). Also enclosed is an Annual Report to Stockholders and a Notice and Proxy Statement for the Company's Annual Meeting of Stockholders to be held on May 14, 2001.

      As of the Record Date, March 22, 2001, 449,280 shares of Connecticut Bancshares, Inc. common stock had been awarded to participants in the Incentive Plan. The Incentive Plan Trustee will vote those shares held in the Incentive Plan Trust in accordance with instructions of the participants.

      At this time, in order to direct the voting of Company common stock awarded to you under the Incentive Plan, you must complete and sign the enclosed blue voting authorization form and return it in the enclosed postage-paid envelope no later than May 7, 2001. Your vote will not be revealed, directly or indirectly, to any officer, employee or director of the Company or the Bank. The Incentive Plan Trustee will use the voting instructions it receives to vote the shares of Company common stock held in the Incentive Plan Trust.

                                   Sincerely,

Name:____________________
Shares:__________________

                             VOTE AUTHORIZATION FORM
                             -----------------------

      I understand that my voting instructions are solicited on behalf of the Company's Board of Directors for the Annual Meeting of Stockholders to be held on May 14, 2001.

      Accordingly, the Incentive Plan Trustee is to vote my shares of Common Stock as follows:

1. The election as directors of all nominees listed (unless the "For All Except" box is marked and the instructions below are complied with).

      Richard P. Meduski, John G. Sommers and Thomas E. Toomey

                                                            FOR ALL
            FOR               VOTE WITHHELD                 EXCEPT
            ---               -------------                 ------

            |_|                    |_|                        |_|

INSTRUCTION: To withhold your vote for any individual nominee, mark "FOR ALL EXCEPT" and write that nominee's name on the line provided below.

--------------------------------------------------------------------------------

2. The ratification of amendments to the Connecticut Bancshares, Inc. 2000 Stock-Based Incentive Plan.

            FOR                     AGAINST                 ABSTAIN
            ---                     -------                 -------

            |_|                       |_|                     |_|

3. The ratification of the appointment of Arthur Andersen LLP as independent auditors of Connecticut Bancshares, Inc. for the fiscal year ending December 31, 2001.

            FOR                     AGAINST                 ABSTAIN
            ---                     -------                 -------

            |_|                       |_|                     |_|

      The Incentive Plan Trustee is hereby authorized to vote any shares attributable to me in his or her trust capacity as indicated above.


            Date                                      Signature

      Please date, sign and return this form in the enclosed postage-paid envelope by no later than May 7, 2001.